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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of Earliest Event Reported): DECEMBER 26, 2001

                               EB2B COMMERCE, INC.
               (Exact Name of Registrant as Specified in Charter)


         NEW JERSEY                 0-10039                   22-2267658
(State or Other Jurisdiction of   (Commission              (I.R.S. Employer
         Incorporation)           File Number)           Identification Number)



        757 THIRD AVENUE, NEW YORK, NEW YORK                     10017
  (Address of Registrant's Principal Executive Offices)       (Zip Code)

                                 (212) 703-2000
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

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ITEM 5. OTHER EVENTS

         On December 26, 2001, eB2B Commerce, Inc. (the "Company") completed a private placement of notes and warrants (the "Financing"). The gross proceeds of this transaction were $2,000,000 and are intended to be utilized for general corporate purposes and for an acquisition.

         Pursuant to the Financing, the Company issued $2,000,000 of principal amount of senior subordinated secured notes ("Notes") having a 90-day maturity, which Notes are automatically convertible into the securities issued in the Company's next private placement financing (subject to certain parameters), and warrants to purchase an aggregate 4,000,000 shares of common stock at an exercise price of $.12 per share (the "Private Warrants"). Both the Notes and the Private Warrants contain anti-dilution protection in certain events, including the issuances of shares by the Company at less than market price or the applicable conversion or exercise price.

         In connection with the closing of the Financing, the Company intends to file a registration statement covering the shares underlying the Private Warrants within three months of the date of closing. The investors will also have unlimited piggy-back registration rights, subject to certain limitations.

         The Financing triggered anti-dilution provisions affecting the conversion price of the Company's Series B preferred stock and Series C preferred stock and the exercise price of and number of shares issuable under various outstanding warrants. As a result, approximately 765,000 additional shares of common stock will be issuable with respect to the Series B preferred stock, approximately 48,322,000 additional shares of common stock will be issuable with respect to the Series C preferred stock and approximately 26,300,000 additional shares of common stock will be issuable with respect to the warrants.

         The securities issued in the Financing were not, and any securities to be offered in a subsequent private placement will not be, registered under the Securities Act of 1933, as amended, and were not and may not be, as the case may be, offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

         The Financing is described in a press release of the Company, dated January 2, 2002, a copy of which is attached hereto as Exhibit 99 and incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

Exhibits:

         99.      Press release, dated January 2, 2002.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2002


                                         eB2B Commerce, Inc.


                                         By:   /s/ Richard S. Cohan
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                                         Name:    Richard S. Cohan
                                         Title:   President and
                                                  Chief Executive Officer